Exhibit 4.3


NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND NEITHER THIS WARRANT NOR SUCH SHARES MAY BE SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT, AND, IF AN EXEMPTION SHALL BE APPLICABLE, THE HOLDER SHALL HAVE DELIVERED AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

        VOID AFTER 5:00 P.M., NEW YORK CITY TIME, ON THE LAST DAY OF THE
                       EXERCISE PERIOD, AS DEFINED BELOW

600,000 SHARES OF COMMON STOCK                 ISSUANCE DATE: SEPTEMBER 22, 2004

                     CONVERSION SERVICES INTERNATIONAL, INC.

                          COMMON STOCK PURCHASE WARRANT

         This is to certify that, FOR VALUE RECEIVED, SANDS BROTHERS VENTURE CAPITAL IV LLC ("HOLDER"), is entitled to purchase from Conversion Services International, Inc., a Delaware corporation (the "COMPANY"), subject to the provisions of this Common Stock Purchase Warrant (this "WARRANT"), at the Initial Exercise Price (as defined below), subject to adjustment as provided in this Warrant, SIX HUNDRED THOUSAND (600,000) shares of the Company's common stock, $.001 par value per share (the "COMMON STOCK").

         1. ISSUANCE OF WARRANT; CERTAIN DEFINED TERMS. This Warrant is being issued in connection with a loan being made as of the date hereof by the Holder to the Company. As used herein, the following capitalized terms have the meanings set forth below:

         "EXERCISE PERIOD" shall mean the period: (i) commencing on the earlier to occur of: (A) the date of the closing of the first Qualified Financing (as defined below) occurring after the date hereof or (B) September 7, 2005 and (ii) ending at 5:00 p.m. (New York City time) on the earlier to occur of: (A) the three (3) year anniversary of the closing of such Qualified Financing or (ii) September 7, 2008.

         "EXERCISE PRICE "shall mean the exercise price for the purchase of a share of Common Stock pursuant to this Warrant in effect at any time and as adjusted from time to time in accordance with the terms hereof. If this Warrant is still outstanding, the Exercise Price shall be increased by 10% (but no more than cumulatively 30%) for every $10 million of Gross Sales (as defined below) above $60 million for the fiscal year ending December 31, 2005 and $100 million for fiscal year ending December 31, 2006. In addition, the exercise price shall be decreased by 20% (but no more than cumulatively 60%) for every $10 million of Gross Sales below $60 million for the fiscal year ending December 31, 2005 and $100 million for fiscal year ending December 31, 2006.

         "GROSS SALES" shall be defined as the Company's total sales as reported in its Annual Report on Form 10-KSB or Form 10-K, as the case may be.

         "INITIAL EXERCISE PRICE" shall mean a price equal to forty percent (40%) of the price per share of Common Stock received by the Company in connection with the first Qualified Financing (as defined below) occurring after the date hereof. Notwithstanding the foregoing, in the event that the Company does not consummate a Qualified Financing on or before September 7, 2005, the Initial Exercise Price commencing after September 7, 2005 shall be adjusted to $0.14 per share (which Exercise Price, however, shall be subject to immediate or subsequent adjustment, as the case may be, as provided for in the definition of "Exercise Price" contained herein and as provided for in Section 8 hereof).

         "QUALIFIED FINANCING" means any single convertible debt or equity financing of the Company which raises $5 million or greater in gross proceeds to the Company.

         "WARRANT SHARES" shall mean the shares of Common Stock issuable upon the valid exercise of this Warrant.

         2. EXERCISE OF WARRANT.

                  (a) This Warrant may be exercised, in whole or in part, at any time during (but not following) the Exercise Period, by presentation and surrender of this Warrant to the Company at its principal office, with the Purchase Form annexed hereto duly executed and accompanied by payment of an aggregate price in cash (except as provided for in Section 2(b) hereof) equal to the Exercise Price multiplied by the number of shares of Common Stock to be purchased. Upon receipt by the Company of this Warrant at its office in proper form for exercise and accompanied by payment as herein provided, the Company shall promptly issue and cause to be delivered to the Holder a certificate, issued in the name of the Holder, for the full number of Warrant Shares so purchased. Upon proper exercise of this Warrant, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares shall not then be actually delivered to the Holder. All taxes, if any, applicable to such exercise shall be paid by the Holder upon exercise.

                  (b) The aggregate Exercise Price may also be paid in full or in part at the election of the Holder on a cashless basis: (i) in the form of Common Stock owned by the Holder (based on the Fair Market Value (as defined below) of such Common Stock on the date of exercise) or (ii) in the form of Warrant Shares withheld by the Company from the Warrant Shares otherwise to be received upon exercise of this Warrant having an aggregate Fair Market Value on the date of exercise equal to the aggregate Exercise Price of the Warrant. For purposes of this Warrant, the term "FAIR MARKET VALUE" means the average closing price of the publicly-traded shares of Common Stock for the five (5) trading days immediately preceding the applicable exercise date on the principal securities exchange or market on which shares of Common Stock are listed or quoted, if the shares of Common Stock are so listed or quoted or, if not so listed or quoted, as determined by the Company in good faith and in a reasonable manner, based on the information available to it.

         3. REDEMPTION. This Warrant may be called for redemption by the Company in the event that: (i) (A) Gross Sales exceed $60,000,000 for the fiscal year ended December 31, 2005 or (B) Gross Sales exceed $100,000,000 for the fiscal year ended December 31, 2006 and (ii) the closing price of the Common Stock is, for five (5) consecutive trading days following the public reporting of such Gross Sales numbers, at or above two hundred percent (200%) of the then current Exercise Price. In order to effectively exercise its redemption right, the Company shall, within fifteen (15) business days following the satisfaction of the conditions set forth in this Section 3, provide the Holder with thirty (30) days written notice of such exercise (the thirtieth (30th) day following such written notice being referred to herein as the "REDEMPTION DATE"). In the event that the Holder does not exercise this Warrant in full prior to the Redemption Date, the unexercised portion, if any, of this Warrant will be redeemed by the Company, without any further action required (other than payment by check or wire transfer) of the Company or the Holder, at a price of $0.01.

         4. RESERVATION OF SHARES. The Company hereby covenants and agrees that, at all times during the period this Warrant is outstanding, it will reserve for issuance and delivery upon exercise of this Warrant such number of shares of its

Common Stock as shall be required for issuance and delivery upon exercise of this Warrant. If it becomes necessary at any time to increase the number of reserved shares for issuance hereunder, the Board of Directors of the Company shall promptly increase the number of authorized and/or reserved shares to a number sufficient to provide for the number of shares that may be at that time issuable to the Holder as described above. If it is necessary to increase the number of authorized shares for issuance hereunder, the Board of Directors will use its best efforts to obtain any required approval of this increase by the shareholders.

         5. FRACTIONAL SHARES. No fractional shares or stock representing fractional shares shall be issued upon the exercise of this Warrant. All fractional shares issuable upon the exercise of this Warrant shall be rounded to the nearest whole Warrant Share.

         6. TRANSFER, EXCHANGE, ASSIGNMENT OR LOSS OF WARRANT.

                  (a) This Warrant and the Warrant Shares may be assigned or transferred only to an affiliate of the Holder, and provided that such assignment or transfer is conducted in compliance with the Securities Act of 1933, as amended. Any purported transfer or assignment made other than in accordance with this Paragraph 6(a) shall be null and void ab initio and of no force and effect.

                  (b) Any assignment permitted hereunder may be in whole or in part and shall be made by surrender of this Warrant to the Company at its principal office with the Assignment Form annexed hereto duly executed, together with funds sufficient to pay any transfer tax. In such event the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such Assignment Form and this Warrant shall promptly be cancelled (and a new Warrant issued to the Holder if the assignment is in part).

                  (c) Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and, in the case of loss, theft, or destruction, upon reasonably satisfactory indemnification, and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date, and any such lost, stolen, destroyed, or mutilated Warrant shall thereupon become void. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not the Warrant that was so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

         7. RIGHTS OF THE HOLDER. The Holder shall not, by virtue of ownership of this Warrant, be entitled to any rights as a stockholder of the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

         8. CERTAIN ADJUSTMENTS. The Exercise Price and the number of Warrant Shares issuable upon the exercise of the Warrant shall be subject to adjustment from time-to-time as follows:

                  (a) Recapitalization. In the event the Company should at any time or from time to time while this Warrant remains in force, effect a recapitalization of such character that the number of Common Shares outstanding is increased or decreased by stock split, reverse stock split, or other modification of the capital structure of the Company, then thereafter the number of Warrant Shares which the Holder of this Warrant shall be entitled to purchase hereunder shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of Common Shares by reason of such recapitalization, and the Exercise Price per share hereunder shall in the case of an increase in the number of shares be proportionally reduced and in the case of a decrease in the number of shares be proportionally increased.

                  (b) Merger, Consolidation, etc. In case of: (i) any consolidation or merger of the Company with or into a company, where the Company is not the surviving entity, or (ii) the conveyance of all or substantially all of the assets of the Company to another company, this Warrant shall thereafter be exercisable into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Company issuable upon exercise of the Warrant would have been entitled upon such consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the Holder of the Warrant to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Exercise Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of this Warrant.

                  (c) Certain Adjustments to Exercise Price. If at any time the Company shall issue or sell any shares of Common Stock (other than in connection with Permitted Issuances (as defined below)) in exchange for consideration in an amount per share of Common Stock less than the then current Exercise Price, then the Exercise Price shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior to such event by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance plus the number of additional shares of Common Stock which the aggregate offering price would purchase based upon the Exercise Price, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance plus the number of additional shares of Common Stock issued or issuable in such offering. As used herein, the term "PERMITTED ISSUANCES" shall mean: (i) Common Stock issued pursuant to
Section 8(a) or (b) hereof, (ii) Common Stock issuable or issued to employees, consultants or directors of the Company directly or pursuant to a stock plan or other compensation arrangement approved by the Board of Directors of the Company, (iii) capital stock, debt instruments convertible into capital stock or options or warrants to purchase capital stock, issued to financial institutions, investors or lessors in connection with commercial credit arrangements, equipment financings or similar transactions, provided that the terms of such transaction or transactions are approved by the Board of Directors of the Company, and (iv) capital stock, debt instruments convertible into capital stock or warrants or options to purchase capital stock issued in connection with bona fide acquisitions, mergers, technology licenses or purchases, corporate partnering agreements, joint ventures or similar transactions, the terms of which are approved by the Board of Directors of the Company.

                  (d) Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 8, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

                  (e) Certain Notices. Upon any adjustment of the Exercise Price as provided for in Sections 8(a), (b) or (c) hereof, in each such case the Company shall promptly deliver a notice to the Holder, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares Common Stock receivable at such price upon the conversion hereof, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         9. NO IMPAIRMENT. The Company will not, by amendment of its certificate of incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder of the Warrant against impairment.

         10. REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, upon delivery of indemnity by the Holder reasonably satisfactory to the Company in form and amount or, in the case of any mutilation, upon surrender of this Warrant for cancellation at the office of the Company, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor and dated the date hereof.

         11. NOTICES. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by overnight courier (prepaid) or if delivered by facsimile transmission, to the Company at the address or facsimile number set forth in the Company's SEC filings or to the Holder at the addresses or facsimiles number set forth in the records of the Company. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall be deemed to have been given (a) upon personal delivery, if delivered by hand, (b) three days after the date of deposit in the mails, postage prepaid, or (c) the next business day if sent by facsimile transmission (if receipt is electronically confirmed) or by a prepaid overnight courier service.

         12. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws principals thereof.

         13. AMENDMENTS; WAIVERS; HEADINGS. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing, signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The headings in this Warrant are for convenience of reference only and are not part of this Warrant.

         IN WITNESS WHEREOF, the Company has executed this Warrant as of this 22nd day of September, 2004.


                               CONVERSION SERVICES INTERNATIONAL, INC.


                                   /s/ Scott Newman
                               By: _______________________________
                                   Name:  Scott Newman
                                   Title: President and Chief Executive Officer



                                [Exhibits Follow]

                                    Exhibit A

                                     WARRANT
                                  PURCHASE FORM

                    (to be executed upon exercise of Warrant)

         The undersigned hereby irrevocably elects to exercise the right represented by this Warrant to purchase ______________________________ shares of the common stock, par value $.001 per share (the "COMMON STOCK") of Conversion Services International, Inc.

         Check as applicable:

         [ ] The undersigned herewith tenders payment for such Common Stock in the amount of $________________.

         [ ] The undersigned hereby tenders payments for such Common Stock on a cashless basis in accordance with Section 2(b) of the attached Warrant via the cancellation of such portion of the attached Warrant as is exercisable for a total of _________ shares of Common Stock (using a Fair Market Value of $_____ per share for purposes of this calculation)

         The  undersigned  requests that a certificate  for such Common Stock be
registered   in  the  name  of   _______________________,   whose   address   is
_____________________________________________.

         If such number of shares of Common Stock is less than all of the Common Stock purchasable pursuant to the Warrant, the undersigned requests that a new Warrant representing the remaining shares of Common Stock purchasable thereunder be issued in the name of ______________________________, and that such new Warrant be delivered to ________________________________________________, whose address is _________________________________________________.



Date:_________________        Signature: _____________________________________
                                        (signature must conform in all
                                        respects to name of Holder as
                                        specified on the face of the Warrant.)

                                    Exhibit B

                                     WARRANT
                                 ASSIGNMENT FORM

         FOR VALUE RECEIVED,  ___________________________________  hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to _______________________ shares of common stock, par value $.001 per share, of Conversion Services International, Inc. unto:

Name of Assignee            Address                      No. of Common Shares
----------------            ------------------------     --------------------




The   undersigned   does  also  hereby   irrevocably   constitute   and  appoint
____________________ as attorney, to transfer the same on the books of the Company with full power of substitution in the premises.


         DATED this ______ day of __________________, _____.



                                            By:
                                                ------------------------------